CONVERTIBLE PROMISSORY NOTE

                                                                January 21, 1997

FOR VALUE RECEIVED, the undersigned Shepherd Surveillance Solutions, Inc., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of Trilon Dominion Partners, LLC, a Delaware limited liability company (the "Lender"), at the Lender's office at 250 Park Avenue, Suite 2020, New York, NY 10017:

                  (a) prior to or on August 8, 2000 (the "Maturity Date"), the principal amount of $1,141,229.50; and

                  (b) prior to or on the Maturity Date and as set forth below interest on the principal amount listed in (a) above from the date hereof through and including the Maturity Date at an annual rate equal to the prime rate of the Chase Manhattan Bank, N.A., as announced from time to time plus 4% (the "Interest Rate") calculated on the basis of a 360 day year, compounded monthly, and adjusted on the first business day of each calendar quarter.

         This Convertible Promissory Note (the "Note") evidences the borrowings referred to in and has been issued by the Borrower in accordance with the terms of the Credit Agreement, dated as of January 21, 1997, between the Borrower and the Lender (the "Credit Agreement"). The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. This Note is secured by an Amended and Restated Security Agreement, dated as of August 8, 1994, between the Borrower and the Lender.

         All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         Interest shall be payable semi-annually in arrears on the first day of July and January of each year after the date hereof until the Maturity Date (each an "Interest Payment Date"), for the immediately preceding six-month period that there are borrowings outstanding under this Note, commencing July 1, 1997. All outstanding principal and all accrued and unpaid interest on this Note shall be due and payable on the Maturity Date.

         From the date hereof until the second anniversary of such date, interest shall, at the option of the Borrower, be payable either (i) in cash, or
(ii) by  capitalizing  the



                                      -2-



amount of such interest and adding such amount to the then outstanding principal amount of the Note as of such Interest Payment Date, and interest shall continue to accrue on such additional principal amount.

         Should the principal of, or any installment of the principal or interest on, this Note become due and payable on any day other than a Business Day, the Maturity Date or Interest Payment Date thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal or interest of this Note on the terms and conditions specified in the Credit Agreement without premium or penalty.

         Any Obligations which are not paid when due (subject to any applicable period of grace) shall bear interest at the lesser of (i) the then current interest rate on this Note plus 4% or (ii) the maximum contract rate permitted by law.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         In the event that the principal amount of this Note and any accrued interest thereon has not been repaid on or before the Maturity Date, after the Maturity Date, this Note shall be convertible, in whole or in part, into that number of newly-issued shares of the common stock, $.001 par value per share, of the Borrower (the "Common Stock"), equal to the remainder of (x) the aggregate principal amount of this Note and any accrued interest which remains unpaid on the date of such conversion divided by (y) 80% of the Fair Market Value (as defined below) of a share of the Common Stock on the date of such conversion. This Note shall be convertible by the Lender upon delivery to the Borrower of notice of its intention to effect such conversion no fewer than five (5) business days prior to such conversion.

         For the purposes hereof, the "Fair Market Value" shall mean the closing sale price (or the average of the closing bid and ask prices if there is no closing sale price reported) of the Common Stock on the date specified on the principal national exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not limited or admitted to trading on any national securities exchange on such date, the average of the highest reported bid and lowest reported ask prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If there is no reported bid and asked price for the Common Stock, the "Fair Market Value" shall be the fair market value of the Common Stock on the date




                                      -3-


specified, as determined in good faith by the Company's Board of Directors and confirmed by the independent directors.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         The Borrower shall pay on demand all costs, including court costs and reasonable attorney's fees paid or incurred by the holder hereof in enforcing this Note.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN THE CREDIT AGREEMENT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York.



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         IN WITNESS  WHEREOF,  the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                                  SHEPHERD SURVEILLANCE
                                                  SOLUTIONS, INC.

                                                       /s/ M. Thomas Makmann
                                                  By:_________________________
                                                        Title: